EXHIBIT 8.1

                              LIST OF SUBSIDIARIES








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                              LIST OF SUBSIDIARIES



1. The Company's only subsidiary, Minera Nayarit S.A. de C.V., was incorporated April 29, 2004 in Mexico.




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